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                                                                  EXHIBIT 10.1

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Bank of America                                    Business Loan Agreement
National Trust and Savings Association

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This Agreement dated as of January 23, 1997, is between Bank of America
National Trust and Savings Association (the "Bank") and EDELBROCK CORPORATION (the "Borrower").

1.     LINE OF CREDIT AMOUNT AND TERMS

1.1    LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Two Million Dollars ($2,000,000).

(b) This is a revolving line of credit with a within line facility for letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment.

1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and February 1, 1998 (the "Expiration Date") unless the Borrower is in default.

1.3      INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4      REPAYMENT TERMS.

(a) The Borrower will pay interest on February 1, 1997, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

(c) Any amount bearing interest at an optional interest rate (as described below) may be repaid at the end of the applicable interest period, which shall be no later than 30 days after the Expiration Date.

1.5 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the first day each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.






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1.6      FIXED RATE.  The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Fixed Rate, subject to the following requirements:

(a) The "Fixed Rate" means the fixed interest rate the Bank and the Borrower agree will apply to the portion during the applicable interest period.

(b) The interest period during which the Fixed Rate will be in effect will be no shorter than 14 days and no longer than one year.

(c) Each Fixed Rate portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

(d) The Borrower may not elect a Fixed Rate with respect to any portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

(e) Any portion of the principal balance of the line of credit already bearing interest at the Fixed Rate will not be converted to a different rate during its interest period.

(f) Each prepayment of a Fixed Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

         (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

         (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the certificate of deposit market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

1.7      LETTERS OF CREDIT.  This line of credit may be used for financing:

         (i) commercial letters of credit with a maximum maturity of 180 days but not to extend more than 180 days beyond the Expiration Date. Each commercial letter of credit will require drafts payable at sight.

         (ii) standby letters of credit with a maximum maturity of 365 days but not to extend more than 365 days beyond the Expiration Date.

         (iii) The amount of letters of credit outstanding at any one time, (including amounts drawn on the letters of credit and not yet reimbursed), may not exceed One Hundred Thousand Dollars ($100,000).

The Borrower agrees:

(a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement.
         The amount will bear interest and be due as described elsewhere in this Agreement.

(b) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

(c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank. Without limiting the foregoing, no letter of credit may be issued that contains a provision providing that the maturity date will be automatically extended each year for an additional year unless the Bank gives written notice to the contrary




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(d)      to sign the Bank's form Application and Agreement for Commercial
         Letter of Credit or Application and Agreement for Standby Letter of Credit.

(e) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

2.       DISBURSEMENTS, PAYMENTS AND COSTS

2.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

2.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

(C) made in immediately available funds, or such other type of funds selected by the Bank;

(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

2.3 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

2.4 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

2.5 INTEREST ON LATE PAYMENTS. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Bank's Reference Rate plus 1.00 percentage point. This may result in compounding of interest.

2.6 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is the Bank's Reference Rate plus 2.00 percentage point(s) which is higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

3.  CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

3.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower (and any guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

3.2      OTHER ITEMS.  Any other items that the Bank reasonably requires.

4.  REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.






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4.1      ORGANIZATION OF BORROWER.  The Borrower is a corporation duly formed and existing under the laws of the state where organized.

4.2 AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

4.3 ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

4.4 GOOD STANDING. In each state in which-the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

4.5 NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

4.6 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition.

(b)      in form and content required by the Bank.

(c)      in compliance with all government regulations that apply.

4.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

4.8 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

4.9 OTHER OBLIGATIONS. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

4.10 INCOME TAX RETURNS. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

4.11 NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

4.12 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

5.       COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

5.1 USE OF PROCEEDS. To use the proceeds of the credit only for short term operating capital and to issue commercial and standby letters of credit to support general purposes except for worker's compensation insurance.






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5.2      FINANCIAL INFORMATION.  To provide the following financial information and statements and such additional information as requested by the Bank from time to time:

(a) Within 150 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated basis and must be accompanied by a Borrower prepared consolidating income statement.

(b) Within 45 days of the period's end, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared. The statements shall be prepared with a consolidated balance sheet and both consolidated and consolidating income statements.

5.3 CURRENT RATIO. To maintain on a consolidated basis, a ratio of current assets to current liabilities of at least 1.50:1.0, assessed quarterly.

5.4 TANGIBLE NET WORTH. To maintain on a consolidated basis, tangible net worth equal to at least Forty One Million Dollars ($41,000,000), assessed quarterly.

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

5.5 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. To maintain on a consolidated basis. a ratio of total liabilities to tangible net worth not exceeding 1.50:1.0, assessed quarterly.

"Total liabilities" means the sum of current liabilities plus long term liabilities.

5.6 DEBT COVERAGE RATIO. To maintain on a consolidated basis, a debt coverage ratio of at least 1.50:1.0, assessed quarterly.

"Debt coverage ratio" is defined as net profit plus depreciation divided by the current portion of long term debt.

5.7 OTHER DEBTS. Not to have outstanding or incur any direct or contingent debts (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

(a)      Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)      Obtaining surety bonds in the usual course of business.

(d) Debts and lines of credit in existence on the date of this Agreement disclosed in writing to the Bank in the Borrower's financial statement dated June 30, 1996.

(e)      Additional purchase money indebtedness for equipment.

(f)      Additional debts as permitted under Paragraph 5.8(e).

(g)      Additional debts as permitted under Paragraph 5.18(e).

5.8 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)      Deeds of trust and security agreements in favor of the Bank.








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(b)      Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

(d)      Liens purchase money indebtedness for equipment.

(e) Additional purchase money security interests in real property acquired after the date of this Agreement, if the total principal amount of debts secured by such liens does not exceed Three Million Dollars ($3,000,000) at any one time.

5.9 OUT OF DEBT PERIOD. To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least 30 consecutive days in each line-year. "Line-year" means the period between the date of this Agreement and February 1, 1998, and each subsequent one-year period (if any). For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

5.10     NOTICES TO BANK.  To promptly notify the Bank in writing of:

(a) any lawsuit over Five Hundred Thousand Dollars ($500,000) against the Borrower.

(b) any substantial dispute between the Borrower and any government authority.

(c)      any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's financial condition or operations.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

5.11     BOOKS AND RECORDS.  To maintain adequate books and records.

5.12 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

5.13 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations and orders of any government body with authority over the Borrower's business.

5.14 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

5.15 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

5.16 COOPERATION. To take any action requested by the Bank to carry out the intent of this Agreement.

5.17 GENERAL BUSINESS INSURANCE. To maintain insurance as is usual for the business it is in.

5.18 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)      liquidate or dissolve the Borrower's business.

(c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination.





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(d)      lease, with the exception of real property, or dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

(e) acquire or purchase A business or its assets for consideration, including assumption of debt, in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, which shall not be unreasonably withheld.

(f) sell or otherwise dispose of any assets for less than fair market value, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(g) voluntarily suspend its business for more than 10 consecutive days in any 30 day period, except for normal holidays.

6.       DEFAULT

If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

6.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

6.2 FALSE INFORMATION. The Borrower has given the Bank false or misleading information or representations.

6.3 BANKRUPTCY. The Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower, or the Borrower makes a general assignment for the benefit of creditors.

6.4 RECEIVERS. A receiver or similar official is appointed for the Borrower's business, or the business is terminated.

6.5 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

6.6 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower, or the Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

6.7 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's financial condition or ability to repay.

6.8 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's financial condition, properties or prospects, or ability to repay the loan.

6.9 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower or Edelbrock Foundry Corp. (its "Subsidiary") has obtained from the Bank or which the Borrower or its Subsidiary has guaranteed .

6.10 OTHER BANK AGREEMENTS. The Borrower or its Subsidiary fails to meet the conditions of, or fails to perform any obligation under and such failure remains uncured for more than 30 days under, any other agreement the Borrower or its Subsidiary has with the Bank or any affiliate of the Bank.

6.11 OTHER BREACH UNDER AGREEMENT. The Borrower or its Subsidiary fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement. If, in the Bank's opinion, the breach is capable




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of being remedied, the breach will not be considered an event of default under this Agreement for a period of 30 days after the date on which the Bank gives written notice of the breach to the Borrower or its Subsidiary; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower or its Subsidiary during that period.

7.       ENFORCING THIS AGREEMENT; MISCELLANEOUS

7.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

7.2      CALIFORNIA LAW.  This Agreement is governed by California law.

7.3 Successors and Assigns. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

7.4      ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

         (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

         (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

         (iii)   Any violation of this Agreement which is continuing; or

         (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:






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(i)      The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

(ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

(iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

(iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)      This provision does not limit the right of the Borrower or the Bank to:

         (i)     exercise self-help remedies such as setoff;

         (ii) foreclose against or sell any real or personal property collateral; or

         (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                 (A)      an interim remedy; and/or

                 (B)      additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

7.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

7.6 ADMINISTRATION COSTS. The Borrower shall pay the Bank for all reasonable costs (excluding preparation of this Agreement) incurred by the Bank in connection with administering this Agreement.

7.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

7.8 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:





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7.9      NOTICES.  All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

7.10 HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

7.11 PRIOR AGREEMENT SUPERSEDED. This Agreement supersedes the Business Loan Agreement entered into as of January 25, 1993, between the Bank and the Borrower, and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.

This Agreement is executed as of the date stated at the top of the first page.



[LOGO]

BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION    EDELBROCK CORPORATION


/S/ ROBERT J. LOVIE                       /S/JEFFREY L. THOMPSON
-----------------------------------       -----------------------------------
BY:     ROBERT J. LOVIE                   BY:   JEFFREY L. THOMPSON
TITLE:  VICE PRESIDENT                    TITLE: EXECUTIVE VICE PRESIDENT


ADDRESS WHERE NOTICES TO THE BANK         ADDRESS WHERE NOTICES TO THE BORROWER
ARE TO BE SENT:                           ARE TO BE SENT:

2049 Century Park East, Suite 200         2700 California Street
Los Angeles, CA 90067                     Torrance, CA 90503


















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[LOGO]   BANK OF AMERICA                 CORPORATE RESOLUTIONS TO OBTAIN CREDIT

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RESOLVED, that this corporation, Edelbrock Corporation, may:

1. borrow money from BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank");

2. obtain for the account of this corporation commercial and standby letters of credit issued by Bank;

3. obtain for the account of this corporation Bank's acceptance of drafts and other instruments; and

4. discount with or sell to Bank notes, acceptances, drafts, receivables and other evidences of indebtedness, and assign or otherwise transfer to Bank any security interest or lien for such obligations;

from time to time, in such amount or amounts as in the judgement of the Authorized Officers (as hereinafter defined) this corporation may require (the credit facilities described in the first part of this resolution are collectively referred to herein as the "Credit Facilities"); provided, however, that the aggregate principal amount outstanding at any one time under the Credit Facilities authorized by this resolution shall not exceed the sum of Four Million Three Hundred Seventy Five Thousand Dollars ($4,375,000), which sum shall be in addition to such other amount or amounts as otherwise may be authorized.

         RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, as security for any obligation or obligations of this corporation to Bank, whether arising pursuant to these Resolutions or otherwise, to grant in favor of Bank a security interest in or lien on any real or personal property belonging to or under the control of this corporation.

         RESOLVED FURTHER, that

                 1 .      If only one signature is obtained, any one of the
following:
                          a.      O. Victor Edelbrock, President
                          b.      Jeffrey L. Thompson, Executive Vice President
                          c. Aristedes T. Feles, Vice President-Finance d.
                          e.
                          f.

                 2. If two signatures are obtained, any one of the following:
                          a.
                          b.
                          c.
                          d.
                          e.
                          f.

                          together with any one of the following:

                          g.
                          h.
                          i.
                          j.
                          k.
                          l.

of this corporation, acting individually or in any combination as may be set forth above (the "Authorized Officers"), are hereby authorized and directed, in the name of this corporation, to execute and deliver to Bank, and Bank is requested to accept:

         a. the notes, credit agreements, advance account agreements, acceptance agreements, letter of credit applications and agreements, purchase agreements or other instruments, agreements and documents which evidence the obligations of this corporation under the Credit Facilities obtained or to be obtained pursuant to these resolutions;

         b. any and all security agreements, deeds of trust, mortgages, financing statements, fixture filings or other instruments agreements and documents with respect to any security interest or lien authorized to be given pursuant to these resolutions; and

         c. any other instruments, agreements and documents as Bank may require and the Authorized Officers may approve.










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